UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 22, 2011

Trimedyne, Inc.
(Exact name of registrant as specified in its chapter)

Nevada	0-10581	36-3094439
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

25901 Commercentre Drive, Lake Forest, CA. 92630
(Address of principal executive offices)

(949) 951-3800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 22, 2011, at the request of the holder and as approved by our Board of Directors, the registrant fully repaid early a related party $500,000 Secured Convertible Promissory Note held by our Chairman and CEO Marvin Loeb which was issued on August 20, 2010 and was due to mature on August 19, 2015. With interest, the total amount repaid was $525,416.67.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trimedyne, Inc.

Dated: July 13, 2011	By:	/S/ MARVIN P. LOEB
Marvin P. Loeb
Chairman and Chief Executive Officer